SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of May 14, 2009, by ENERGYTEC, INC., a Nevada corporation, as debtor and debtor-in-possession ("Energytec"), and COMANCHE WELL SERVICE CORPORATION, a Texas corporation, as debtor and debtor-in-possession ("Comanche Well"; collectively Energytec and Comanche Well herein called the "Debtors" and individually called a "Debtor"), in favor of RED RIVER RESOURCES, INC., an Oklahoma corporation ("Lender").

W I T N E S S E T H:

WHEREAS, the Debtors have commenced cases under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Texas (the "Bankruptcy Court") and the Debtors have retained possession of their assets and are authorized under the  Bankruptcy Code to continue the operations of their business as debtors-in possession;

WHEREAS, the Debtors and Lender are parties to a Debtor-in-Possession Credit Agreement dated as of May 14, 2009 (the "DIP Credit Agreement"); and

WHEREAS, in order to induce Lender to extend credit pursuant to the DIP Credit Agreement, Debtors have agreed to grant to Lender a security interest in the Collateral as defined herein;

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to extend such credit under the DIP Credit Agreement, Debtors hereby agree with Lender, as follows:

ARTICLE I

Definitions and References

Section 1.1  General Definitions.  As used herein, the terms "Agreement", "Energytec", "Comanche Wells", "Debtor", "Debtors", "Lender", "Bankruptcy Court" and "DIP Credit Agreement" shall have the meanings indicated above, and the following terms shall have the following meanings:

"Collateral" means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Lender.

"Commercial Tort Claims" means all "commercial tort claims" (as defined in the UCC).

"Commitment" means the agreement or commitment by Lender to make loans or otherwise extend credit to Debtors under the DIP Credit Agreement.

"Deposit Accounts" means all "deposit accounts" (as defined in the UCC).

"DIP Loan Documents" means the DIP Credit Agreement, the Note, the Loan Documents, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Secured Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

"Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing inventory, equipment, or other goods.

"Equipment" means all "equipment" (as defined in the UCC) and all parts thereof, all accessions thereto, and all replacements therefor.

"Bankruptcy Court Order" means that certain [Interim Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness and Granting Security Interests and Superpriority Claims and that certain Final Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness and Granting Security Interests and Superpriority Claims] entered by the Bankruptcy Court.

"General Intangibles" means all "general intangibles" (as defined in the UCC) of any kind (including Commercial Tort Claims, Software, Payment Intangibles, tax refunds, insurance proceeds, and contract rights).

"Instruments" means all "instruments", "chattel paper" or "letters of credit" (as each is defined in the UCC) and all Letter-of-Credit Rights.

"Investment Property" means all "investment property" (as defined in the UCC).

"Letter-of-Credit Rights" means all rights to payment or performance under a "letter of credit" (as defined in the UCC) whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Payment Intangibles" means all "payment intangibles" (as defined in the UCC).

"Proceeds" means, with respect to any property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether Lender is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising.

"Receivables" means (a) all "accounts" (as defined in the UCC) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents and Instruments of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents, or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.

"Secured Obligations" has the meaning given such term in Section 2.2.

"Software" means all "software" (as defined in the UCC), including all computer programs, any supporting information provided in connection with a transaction relating to a computer program, all licenses or other rights to use any of such computer programs, and all license fees and royalties arising from such use to the extent permitted by such license or rights.

"UCC" means the Uniform Commercial Code in effect in the State of Texas from time to time.

Section 1.2  Other Definitions.  Reference is hereby made to the DIP Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the DIP Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are defined in the UCC and not otherwise defined herein or in the DIP Credit Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

Section 1.3  Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4  Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5 References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation".  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II

Security Interest

Section 2.1Grant of Security Interest.  As collateral security for all of the Secured Obligations, each Debtor hereby pledges and assigns to Lender and grants to Lender a continuing security interest in and to all right, title and interest of such Debtor in and to any and all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(a)  all Receivables.

(b)  all General Intangibles.

(c)  all Documents.

(d)  all Instruments.

(e)  all Inventory.

(f)  all Equipment.

(g)  all Deposit Accounts.

(h)  all Investment Property.

(i)  All books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other materials and records) of such Debtor pertaining to any of the Collateral.

(j)  All moneys and property of any kind of such Debtor in the possession or under the control of Lender.

(k)  All Proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether such Debtor's ownership or other rights therein are presently held or hereafter acquired and howsoever such Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Section 2.2  Secured Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)  DIP Credit Agreement Indebtedness.  The payment by Debtors, jointly and severally, as and when due and payable, of all amounts from time to time owing by Debtors or either of them under or in respect of the DIP Credit Agreement, the Note, or any of the other DIP Loan Documents.

(b)  Performance.  The due performance and observance by each Debtor of all of its other obligations from time to time existing under or in respect of any of the DIP Loan Documents.

As used herein, the term "Secured Obligations" refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section.  Each Debtor hereby acknowledges that the Secured Obligations are owed to Lender and that Lender is entitled to the benefits of the liens given under this Agreement.

ARTICLE III

Representations, Warranties and Covenants

Section 3.1 Representations and Warranties.  Each of the representations and warranties in the DIP Credit Agreement made by Debtors or either of them is true and correct.  In addition, each Debtor hereby represents and warrants to Lender as follows:

(a)  Name, Place of Business and Formation. Each Debtor is a corporation organized under the laws of the state of its formation referenced in the first paragraph hereof which is each such Debtor's location pursuant to the UCC.  Neither Debtor has conducted business under any name except the name in which it has executed this Agreement, which is the exact name as it appears in such Debtor’s organizational documents, as amended, as filed with such Debtor’s jurisdiction of organization.

(b)  Ownership Free of Liens.  Each Debtor has good and marketable title to the Collateral owned by it, free and clear of all Liens, encumbrances or adverse claims except for the security interest created by this Agreement and any Permitted Encumbrances.  No effective financing statement or other registration or instrument similar in effect covering all or any part of the Collateral is on file in any recording office except any which have been filed in favor of Lender relating to this Agreement.  None of the Collateral is in the possession of any Person other than a Debtor or Lender, except for Collateral being transported in the ordinary course of business.

(c)  No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Debtors, nor the grant of the security interest by Debtors to Lender herein, nor the exercise by Lender of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the articles or certificate of incorporation, charter or bylaws of a Debtor, or (c) any agreement, judgment, license, order or permit applicable to or binding upon a Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of a Debtor. Except as expressly contemplated in the DIP Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtors of the security interest herein, or the exercise by Lender of its rights and remedies hereunder.

(d)  Security Interest.  Each Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral owned by it to Lender as provided herein, free and clear of any Lien, adverse claim, or encumbrance, except for the Permitted Encumbrances.  This Agreement creates a valid and binding security interest in favor of Lender in the Collateral, which security interest secures all of the Secured Obligations.

(e)  Perfection.  The Lender will have a perfected, first priority lien in the Collateral by virtue of the Bankruptcy Court Order.  Additionally, (i) the taking possession by Lender of all money constituting Collateral from time to time will perfect, and establish the first priority of, Lender's security interest hereunder in such Collateral, (ii) Lender's control of all Investment Property, Deposit Accounts, and Letter-of-Credit Rights constituting Collateral from time to time will perfect, and establish the first priority of, Lender's security interest hereunder in such Collateral and (iii) the filing of a financing statement with the secretary of state (or equivalent governmental official) of the state in which a Debtor is organized which sufficiently indicates all other Collateral will perfect, and establish the first priority (subject only to Permitted Encumbrances) of, Lender's security interest hereunder in such Collateral owned by such Debtor.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except as described in Section 3.2(a).

(f)  Receivables.  Each Receivable represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by a Debtor of goods or the rendition by a Debtor of proceeds of oil or gas production services and is not subject to contra-accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Receivables except as disclosed to Lender in writing.  No material amount of a Debtor's Receivables is doubtful of collection except as has been disclosed to Lender in writing.  Goods which have been delivered to, and services which have been rendered by a Debtor to the account debtor on each such Receivable have been accepted by such account debtor, and the amount shown as to each Receivable on such Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which such account debtor has a right.

(g)  General Intangibles.  Each General Intangible included within the Collateral which is material to a Debtor's business represents the valid and legally binding obligation of each other Person who is a party thereto or who is otherwise stated to be obligated thereunder, subject to no contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to account debtors obligated thereon, except for those which do not materially impair the value to such Debtor or the enforcement by such Debtor of such General Intangibles.

(h)  Documents and Instruments.  All Documents and Instruments included within the Collateral are valid and genuine.  Any such Document or Instrument has only one original counterpart which constitutes collateral within the meaning of the UCC or the law of any applicable jurisdiction.

(i)  Goods.  None of the Collateral which constitutes goods (i) is covered by any Document, (ii) is subject to any landlord's lien or similar Lien (other than Permitted Encumbrances), (iii) has been related to, attached to, or used in connection with any real property so as to constitute a fixture upon such real property (except for real property which is subject to a Lien in favor of Lender), (iv) is installed in or affixed to other goods so as to be an accession to such other goods (unless such other goods are included in the Collateral), or (v) has been produced in violation of the Fair Labor Standards Act, as amended.  All such goods are insured to the extent required under the DIP Credit Agreement.

Section 3.2  General Covenants Applicable to Collateral.  Unless Lender shall otherwise consent in writing, each Debtor will at all times comply with the covenants contained in the DIP Credit Agreement which are applicable to such Debtor for so long as any part of the Secured Obligations or the Commitment is outstanding.  In addition, each Debtor will at all times comply with the covenants contained in this Section 3.2.

(a)  Change of Name, Location, or Structure; Additional Filings.  Each Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed with the secretary of state (or equivalent governmental official) of the state in which such Debtor is organized.  Without limitation of any other covenant herein, no Debtor will cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to its jurisdiction of organization, unless such Debtor shall have first (1) notified Lender of such change at least ten (10) days prior to the effective date of such change and (2) taken all action requested by Lender (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting Lender's security interests and rights under this Agreement and the perfection and priority thereof.  In any notice furnished pursuant to this subsection, a Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender's security interest in the Collateral.

(b)  Further Assurances.  Each Debtor will, at its expense as from time to time requested by Lender, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:  (i) to confirm and validate this Agreement and Lender's rights and remedies hereunder, (ii) to correct any errors or omissions in the descriptions herein of the Secured Obligations or the Collateral or in any other provisions hereof, (iii) to perfect, register and protect the security interests and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights, (iv) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (v) to otherwise give Lender the full benefits of the rights and remedies described in or granted under this Agreement.  As part of the foregoing each Debtor will, consistent with the Bankruptcy Court Order, whenever requested by Lender (1) file any financing statements, continuation statements, and other filings or registrations relating to Lender's security interests and rights hereunder, and any amendments thereto, and (2) mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Agreement and the security interests hereunder.

(c)  Inspection of Collateral and Information.  Each Debtor will keep adequate records concerning the Collateral and will permit Lender and all representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, and to make photocopies and photographs thereof, and to write down and record any information which such representatives obtain.

(d)  Information.  Upon request from time to time by Lender, each Debtor will furnish to Lender (i) any information concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or such Debtor's business, properties, or financial condition, and (ii) statements and schedules identifying and describing the Collateral and other reports and information reasonably requested in connection with the Collateral, all in reasonable detail.

(e)  Ownership, Liens, Possession and Transfers.  Each Debtor will maintain good and marketable title to all Collateral owned by it, free and clear of all Liens, encumbrances or adverse claims except for the security interest created by this Agreement and any Permitted Encumbrances, and no Debtor will grant or allow any such Liens, encumbrances or adverse claims to exist.  No Debtor will sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will any Debtor deliver actual or constructive possession of the Collateral to any other Person, other than: (i) sales of Inventory (including oil and natural gas) in the ordinary course of business, and (ii) sale or other disposal, other than during the continuance of an Event of Default, of any item of Equipment which is worn out or obsolete and which has been replaced by an item of equal suitability and value, owned by a Debtor and made subject to the security interest under this Agreement, but which is otherwise free and clear of any liens, security interest, encumbrance or adverse claim (other than those in favor of Lender pursuant to the terms hereof or any Permitted Encumbrances).

(f)  Impairment of Security Interest.  No Debtor will take or fail to take any action which would in any manner impair the value or enforceability of Lender's security interest in any Collateral.

(g)  Insurance and Payment of Taxes, etc.  Debtors will, at their own expense, maintain insurance with respect to all Collateral which constitutes goods.  Debtors (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral owned by them or any part thereof; (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof; and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles.  Debtors may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and it has set aside on their books adequate reserves therefor.

Debtors will not grant or allow to remain in effect, and Debtors will cause to be terminated, any financing statement or other registration or instrument similar in effect covering all or any part of the Collateral owned by them, except for the Permitted Encumbrances and any liens which have been filed in favor of Lender relating to this Agreement. Debtors will defend Lender’s right, title and special property and security interest in and to the Collateral owned by them against the claims of any Person. Debtors (i) will insure that all of the Collateral is and remains in their possession, except for goods being transported in the ordinary course of business, and (ii) will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral.

Section 3.3  Covenants for Specified Types of Collateral.  Unless Lender shall otherwise consent in writing, Debtors will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)  Receivables and General Intangibles.  Debtors will, except as otherwise provided herein, collect, at their own expense, all amounts due or to become due under each of the Receivables and General Intangibles.  In connection with such collections, Debtors may (and, at Lender's direction, will) take such action (not otherwise forbidden hereunder) as Debtors or Lender may deem necessary or advisable to enforce collection or performance of each of the Receivables and General Intangibles.  Debtors will duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendering of which gave rise or will give rise to each such Receivable, and (ii) will not (whether through failure to duly perform their obligations under any contracts, instruments, and agreements which are related to any such Receivable or General Intangible, or by any written instrument, or otherwise) take or allow any action or omission which causes any such Receivable or General Intangible to become subject to any contra-accounts, setoffs, defenses, counterclaims, discounts, allowances, rebates, credits or adjustments by or available to account debtors obligated on such Receivable or General Intangible.

(b)  Inventory.  Debtors will maintain, preserve, protect and store all Inventory in good condition, repair and working order and in a manner which will not make void or cancelable any insurance with respect to such Collateral.  Except for Documents delivered into the possession of Lender, Debtors will not allow any Inventory included within the Collateral to be covered by any Document, except in connection with the Permitted Encumbrances.

(c)  Equipment.  Debtors will maintain, preserve, protect and keep all Equipment in good condition, repair and working order and will cause such Equipment to be used and operated in a good and workmanlike manner, in accordance with applicable law and in a manner which will not make void or cancelable any insurance with respect to such Equipment.  Debtors will promptly make or cause to be made all repairs, replacements and other improvements to or in connection with such Equipment which are necessary or desirable.  Debtors will not permit any of the Collateral which constitutes Equipment to at any time become so related to attached to, or used in connection with any particular real property so as to become a fixture upon such real property, or to be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are also included in the Collateral.

(d)  Documents and Instruments.  Debtors will cause all Instruments to have only one original counterpart.  Upon request by Lender, Debtors will mark each chattel paper which is included within the Collateral with a legend indicating that such chattel paper is subject to the security interest granted by this Agreement.

ARTICLE IV

Remedies, Powers and Authorizations

Section 4.1  Normal Provisions Concerning the Collateral.

(a)  Authorization to File Financing Statements.  Debtors hereby irrevocably authorize Lender at any time and from time to time to file, without the signature of Debtors, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (a) indicate the Collateral as "all assets of a particular Debtor and all proceeds thereof, and all rights and privileges with respect thereto" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC; (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether a Debtor is an organization, the type of organization and any organization identification number issued to such Debtor; and (c) are reasonably necessary, in the sole discretion of Lender, to properly effectuate the transactions described in the DIP Loan Documents, as determined by Lender in its discretion. Debtors agree to furnish any such information to Lender promptly upon request. Debtors further agree that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Lender.

(b)  Power of Attorney.  Each Debtor hereby appoints Lender as such Debtor's attorney-in-fact and proxy, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Lender's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument:  (i) to obtain and adjust any insurance required to be paid to Lender pursuant hereto; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other Instruments or Documents; (iv) to enforce any obligations included among the Collateral; and (v) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of a Debtor or Lender with respect to any of the Collateral.  Each Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by Lender for the sole benefit of Lender.

(c)  Performance by Lender.  If a Debtor fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Debtors under Section 4.5.

(d)  Bailees.  If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtors’ agents or processors, Debtors shall, upon the request of Lender, notify such warehouseman, bailee, agent or processor of Lender's rights hereunder and instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

(e)  Collection.  Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify (or to require Debtors to notify) any and all obligors under any Receivables, General Intangibles, Instruments, or other rights to payment included among the Collateral of the assignment thereof to Lender under this Agreement and to direct such obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to Lender and, upon such notification and at the expense of such Debtor and to the extent permitted by law, to enforce collection of any such Receivables, General Intangibles, Instruments, or other rights to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor could have done.  After any Debtor receives notice that Lender has given (and after Lender has required such Debtor to give) any notice referred to above in this subsection:

(i) all amounts and proceeds (including instruments and writings) received by such Debtor in respect of such Receivables, General Intangibles, Instruments, or other rights to payment shall be received in trust for the benefit of Lender hereunder, shall be segregated from other funds of such Debtor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be, at Lender's discretion, either (A) held as cash collateral and released to such Debtor upon the remedy of all Events of Default, or (B) while any Event of Default is continuing, applied as specified in Section 4.3, and

(ii) such Debtor will not adjust, settle or compromise the amount or payment of any such Receivable, General Intangible, Instrument, or other right to payment or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

Section 4.2  Event of Default Remedies.  If an Event of Default shall have occurred and be continuing, Lender may from time to time in its discretion, without limitation and without notice except as expressly provided below:

(a)  exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other DIP Loan Documents, or otherwise available to it, all the rights and remedies of a secured creditor on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)  require Debtors to, and Debtors hereby agree that they will at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it (together with all books, records and information of such Debtor relating thereto) available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(c)  prior to the disposition of any Collateral, (i) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to Lender seize and remove such Collateral from such premises, (ii) have access to and use the Debtors’ books, records, and information relating to the Collateral, and (iii) store or transfer any of the Collateral without charge in or by means of any storage or transportation facility owned or leased by a Debtor, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent Lender deems appropriate and, in connection with such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by Debtors;

(d)  reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(e)  dispose of, at its office, on the premises of a Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(f)  buy the Collateral, or any part thereof, at any public sale;

(g)  buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

(h)  apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtors hereby consent to any such appointment.

Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3  Application of Proceeds.  If any Event of Default shall have occurred and be continuing, Lender may in its discretion apply any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Lender may elect:

(a)  To the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Lender in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder, or (iv) the failure of Debtors to perform or observe any of the provisions hereof;

(b)  To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral to the extent not inconsistent with the Bankruptcy Court Order;

(c)  To the reimbursement of Lender for the amount of any obligations of Debtors paid or discharged by Lender pursuant to the provisions of this Agreement or the other DIP Loan Documents, and of any expenses of Lender payable by Debtors hereunder or under the other DIP Loan Documents;

(d)  To the satisfaction of any other Secured Obligations;

(e)  By holding the same as Collateral;

(f)  To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)  By delivery to Debtor or to whoever shall be lawfully entitled to receive the same.

Section 4.4  Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Lender are insufficient to pay all Secured Obligations, Lender shall have the priority claim specified in the Bankruptcy Court Order.  Additionally, Debtors shall be liable for the deficiency, together with interest thereon as provided in the governing DIP Loan Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection.

Section 4.5  Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other DIP Loan Documents:

(a)  Debtors will indemnify Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except to the extent such claims, losses or liabilities are proximately caused by such indemnified party's individual negligence, willful misconduct or bad faith.

(b)  Debtors will upon demand pay to Lender the amount of any and all costs and expenses, including the fees and disbursements of Lender's counsel and of any experts and agents, which Lender may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Lender hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Lender's individual negligence, willful misconduct or bad faith.

Section 4.6  Waiver.  Debtors waive any and all notice of acceptance of this Agreement.

Section 4.7 Limitation on Duty of Lender in Respect of Collateral.  Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

ARTICLE V

Miscellaneous

Section 5.1  Notices.  Any notice or communication required or permitted hereunder shall be given as provided in the DIP Credit Agreement.

Section 5.2  Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Lender and approved by the Bankruptcy Court after appropriate notice and hearing.  No waiver of any provision of this Agreement, and no consent to any departure by Debtors therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

Section 5.3  Preservation of Rights.  No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other DIP Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Lender provided herein and in the other DIP Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, in the Bankruptcy Court Order or otherwise.  The rights of Lender under any DIP Loan Document against any party thereto are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other DIP Loan Document against such party or against any other Person.

Section 5.4  Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5  Survival of Agreements.  All representations and warranties of Debtors herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other DIP Loan Documents and the creation of the Secured Obligations.

Section 5.6  Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on each Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing,  none of the rights or duties of Debtors hereunder may be assigned or otherwise transferred without the prior written consent of Lender and approval of the Bankruptcy Court after appropriate notice and hearing.

Section 5.7 Termination.  It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations and the termination or expiration of the DIP Credit Agreement and any other commitment of Lender to extend credit to Debtors, then upon written request for the termination hereof delivered by Debtors to Lender and an appropriate order of the Bankruptcy Court, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtors.  Lender will thereafter, upon Debtors’ request and at Debtors’ expense, (a) return to Debtors such of the Collateral in Lender's possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination.

Section 5.8  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within such state.

Section 5.9  Final Agreement.  This written Agreement and the other DIP Loan Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto.  There are no unwritten oral agreements between the parties hereto.

Section 5.10 Counterparts; Fax.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.  This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

Section 5.11 "Loan Document".  This Agreement is a "Loan Document", as defined in the DIP Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the DIP Credit Agreement governing such DIP Loan Documents.  This Agreement, the Bankruptcy Court Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of Lender hereunder and thereunder are cumulative.

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IN WITNESS WHEREOF, Debtors have executed and delivered this Agreement as of the date first above written.

DEBTORS: ENERGYTEC, INC., a Nevada corporation, as a Debtor and Debtor-in-Possession

By:	/s/ W. Wayne Hardin
Name:	W. Wayne Hardin
Title:	President

COMANCHE WELL SERVICE CORPORATION, a Texas corporation, as a Debtor and Debtor-in-Possession

By:	/s/ Dorothea Krempein
Name:	Dorothea Krempein
Title:	Vice President

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